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                                                                  EXHIBIT 10.39

                                                                 EXECUTION COPY
                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT, dated as of December 11, 2000 (this "AGREEMENT") is made by and among Breakaway Solutions, Inc., a Delaware corporation (the "COMPANY"), and Invest Inc., a Cayman Islands corporation, together with their respective permitted transferees (each, an Investor, and collectively, the "INVESTORS").

                                    RECITALS:

         WHEREAS, contemporaneously with the execution and delivery of this Agreement the Company and the Investors have executed and delivered a Securities Purchase Agreement, dated as of December 11, 2000 (the "PURCHASE AGREEMENT"), pursuant to which the Company has this date issued and sold to the Investors (i) an aggregate of 2,631,579 shares (the "PURCHASED SHARES") of the Company's common stock, par value $0.000125 per share (the "COMMON STOCK"), for a purchase price of $1.90 per share, and (ii) a Stock Purchase Warrant, dated December 11, 2000 (the "WARRANT"), to acquire up to 921,053 shares, subject to a further upward adjustment (the "WARRANT SHARES", the Warrant Shares and the Purchased Shares are collectively referred to herein as the "Shares") of the Company's Common Stock, upon the terms and conditions contained therein, and the Investors have purchased the Purchased Shares and the Warrant;

         WHEREAS, the parties' execution and delivery of this Agreement was a condition of their respective obligations to close under the Purchase Agreement; and

         WHEREAS, the definitions of capitalized terms used herein without being defined are set forth or referred to in Article IV of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

                                   ARTICLE I
                                  REGISTRATION

         1.1 MANDATORY REGISTRATION. The Company shall use its best efforts to file with the SEC no later than February 5, 2001, a Registration Statement on Form S-3 (or any such other appropriate form) registering the Registrable Securities for unrestricted resale and filing on a public securities exchange (the "REGISTRATION STATEMENT").

         1.1.1 EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Company shall use its best efforts to cause the Registration Statement to become or to be declared effective by the SEC as soon as practicable after filing, and in any event no later than February 19, 2000 (the "REQUIRED EFFECTIVE DATE"). The Company's best efforts shall include, but will not be limited to,

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promptly responding to all comments received from the staff of the SEC. If the
SEC notifies the Company that the Registration Statement will receive no action or review from the SEC, the Company shall cause the Registration Statement to become effective within five business days after receipt of such SEC notification. Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the Registration Period, except as permitted in accordance with Section 1.4.13 and Section 1.5 hereof.

         1.1.2 DELAYED REGISTRATION. If the Registration Statement has not been filed on or prior to February 5, 2000 or has not become or been declared effective prior to February 19, 2000, the Company shall pay to each Investor, as stipulated damages intended by the parties to compensate such Investor in part for the incremental costs and investment risks associated with holding any of the Registrable Securities as restricted securities, a fee (the "LATE REGISTRATION FEE") for each day of such delay equal to 0.0333% of the aggregate purchase price paid by such Investor for all Registrable Securities held by such Investor on such day. The Company shall pay to such Investor the Late Registration Fee in cash on the earlier of either (a) the end of each 30-day period of such delay, or (b) the effective date of the Registration Statement. Nothing herein shall limit any Investor's right to pursue actual damages for the Company's failure to file the Registration Statement or to have such Registration Statement become or be declared effective by the SEC on or prior to the Required Effective Date in accordance with the terms of this Agreement.

         1.1.3 RESALE RESTRICTED AFTER EFFECTIVENESS. If at any time after the effectiveness of the Registration Statement either (a) any Investor cannot, for reasons other than suspension of the effectiveness of the Registration Statement as described in Section 1.4.12 hereof, the suspension of the effectiveness of the Registration Statement as described in Section 1.4.13 hereof (but only to the extent that the length of such suspension does not exceed 10 trading days), or during a permitted Black-out Period as described in Section 1.5.1 hereof, resell the Registrable Securities into the public market for any period of more than 10 consecutive trading days or for any 30 trading days in the aggregate during any period of 12 consecutive months, or (b) the shares are not listed or included for quotation on the Nasdaq National Market ("NASDAQ"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") for any period of more than 10 consecutive trading days, the Company shall pay to such Investor, as stipulated damages intended by the parties to compensate such Investor in part for the incremental costs and investment risks associated with holding the Registrable Securities as Restricted securities, a fee (the "RESALE RESTRICTION FEE") for each day of such period equal to 0.0333% of the aggregate purchase price paid by such Investor for all Registrable Securities held by such Investor on such day. The Resale Restriction Fee shall be payable in respect of each such 10 consecutive trading day period or such 30 day period, as the case may be, immediately following the conclusion of any such 10 day or 30 day period. Nothing herein shall limit such Investor's right to pursue actual damages for such Investor's inability to sell any of the Registrable Securities into the public market for any reason described in this Section 1.1.3.

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         1.2 PIGGYBACK REGISTRATIONS.

         1.2.1 RIGHT TO PIGGYBACK. If at any time prior to the expiration of the Registration Period a Registration Statement is not effective with respect to all of the Registrable Securities and the Company proposes to register any of its equity securities, the Investors shall be entitled to an unlimited number of Piggyback Registrations for their Registrable Securities.

         1.2.2 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without materially and adversely affecting the marketability of the offering, the Company shall include in the registration

                  FIRST, the securities that the Company proposes to sell,

                  SECOND, the shares of Common Stock requested to be included in such registration by the holders thereof that have, prior to the date hereof, been granted rights by the Company to participate in a Piggyback Registration that are senior to the holders of Registrable Securities;

                  THIRD, the Registrable Securities requested to be included in the registration and any other shares of Common Stock requested to be included in such registration by the holders thereof that have prior to the date hereof been granted rights by the Company to participate in a Piggyback Registration pari passu with the holders of Registrable Securities, pro rata among the holders of the Registrable Securities and the holders of such other shares of Common Stock on the basis of the number of Registrable Securities and other shares of Common Stock requested to be included owned by each such holder, and

                  FOURTH, any other securities requested to be included in the registration.

                  1.2.3 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration

                  FIRST, the securities requested to be included therein by the holders requesting such registration, and

                  SECOND, the Registrable Securities requested to be included in the registration, pro rata among the holders thereof on the basis of the

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                  number of such securities and Registrable Securities owned by each such holder, and

                  THIRD, any other securities requested to be included in the registration.

                  1.2.4 OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities, and if the previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of its securities, until a period of at least 60 days has elapsed from the effective date of the previous registration or, if shorter, a period of at least 30 days has elapsed from the date all securities covered by such registration have been disposed of.

         1.3      HOLDBACK AGREEMENTS.

                  1.3.1 HOLDERS OF REGISTRABLE SECURITIES. No Investor shall effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities of the Company, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten offering), unless the underwriters managing the registered public offering otherwise agree.

                  1.3.2 COMPANY. The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such seven-day period prior to and 120-day period following the effective date of any underwritten Registration Statement covering Registrable Securities as the Company and the underwriters managing the offering may agree.

         1.4      REGISTRATION PROCEDURES.

         With respect to any Registration Statement covering any Registrable
Securities:

                  1.4.1 NOTICE OF EFFECTIVENESS. The Company shall promptly notify the Investors in writing of the effectiveness of each Registration Statement filed under this Agreement and prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus that may be necessary to keep the Registration Statement effective for the duration of the Registration Period, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement.

                  1.4.2 FURNISH COPIES. The Company shall furnish to the Investors and to their legal counsel, the number of copies of the Registration Statement, each amendment and

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supplement, the prospectus included in the Registration Statement (including each preliminary prospectus) and any other documents that the Investors may reasonably request in order to facilitate the disposition of the Investors' Registrable Securities.

                  1.4.3 BLUE SKY. The Company shall use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in those jurisdictions of the Registrable Securities owned by the Investors (but the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, or (ii) subject itself to taxation in any such jurisdiction in excess of Ten Thousand Dollars ($10,000) annually.

                  1.4.4 PROSPECTUS SUPPLEMENT. The Company shall promptly notify the Investors in writing, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, the Company shall timely prepare a supplement or amendment to the prospectus and file such documents with the SEC, all pertinent exchanges, and all self regulatory organizations, so that, when delivered to purchasers of the Registrable Securities, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading.

                  1.4.5 EXCHANGE LISTING. The Company shall cause all such Registrable Securities to be quoted on Nasdaq and listed on any other exchange on which the Company's shares of Common Stock are listed in accordance with the terms contained herein, including without limitation, Section 3.2 below.

                  1.4.6 REGISTRATION OF TRANSFERS. The Company shall, at Company's expense, provide a transfer agent (the "TRANSFER AGENT") and registrar for all such Registrable Securities not later than the effective date of the Registration Statement.

                  1.4.7 FACILITATION OF RESALE. The Company shall, at Company's expense, enter into such customary agreements, including underwriting agreements in customary form, and take all other actions that any Investor reasonably requests in order to expedite or facilitate the disposition of the Registrable Securities, including without limitation, effecting a stock split or a combination of shares if requested by the underwriter and using its best efforts to cause members of the management of the Company to participate on a reasonable basis in customary "road show" activities to the extent required by the underwriters with a view to maximizing the price of the Common Stock (including the Registrable Securities) sold in such offering.

                  1.4.8 COLD COMFORT LETTER; OPINION. The Company shall, at Company's expense and at the request of any Investor and on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement, furnish to such Investor and the underwriters
(i) a letter, dated such date, from the Company's independent

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certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and such Investor.

                  1.4.9 ACCESS TO INFORMATION. The Company shall make available for inspection by each Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

                  1.4.10 INVESTORS' REVIEW. The Company shall permit Foley & Lardner, counsel to the Investors, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement including information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by the Investors.

                  1.4.11 WITHDRAWAL OF STOP ORDER. The Company shall, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

                  1.4.12 POST-EFFECTIVE AMENDMENT. In the event that the Company is required to file a post-effective amendment to the Registration Statement, the Company shall use its best efforts to have the Registration Statement declared effective as soon as possible after such filing.

         1.5      PERMITTED SUSPENSION

                  1.5.1 BLACK-OUT PERIOD. Notwithstanding the Company's obligations under this Agreement, if in the good faith judgment of the Company, following consultation with the Investors, and legal counsel for both the Company and the Investors, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to (i) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company's Board of Directors, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its

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equity securities, the Company shall have the right to suspend the use of the
Registration Statement (the "BLACK-OUT PERIOD"); PROVIDED, HOWEVER, that the Company may so defer or suspend the use of the Registration Statement for no more than a total of 75 days in any twelve-month period and no Black-out Period may begin within 30 days of the end of any prior Black-out Period.

                  1.5.2 SUSPENSION. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the Registration Statement is suspended by the Company under Section 1.5.1 above (the Company not having the right to otherwise suspend the Registration Statement), the Company shall promptly give notice of the suspension to the Investors in writing and shall promptly notify the Investors in writing as soon as the use of the Registration Statement may be resumed. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of any Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale prior to receipt of notice of such suspension and for which such Investor has not yet settled.

         1.6 EXPENSES. The Company shall bear (i) all Registration Expenses,
(ii) all expenses incurred in connection with the negotiation, preparation, execution and delivery of the Purchase Agreement and this Agreement, and (iii) the reasonable fees and disbursements of Foley & Lardner, counsel to the Investors, in connection with any Registration Statement covering any Registrable Securities. Notwithstanding the foregoing, the aggregate fees, expenses and disbursements described in the foregoing clauses (ii) and (iii) to be borne by the Company shall not exceed $50,000.

         1.7 COOPERATION WITH UNDERWRITERS. No Person (within the meaning of the Securities Act) may participate in any underwritten registration pursuant to this Agreement unless that Person (i) agrees to sell securities on the reasonable basis provided in the underwriting arrangements and (ii) completes and executes all reasonable questionnaires, underwriting agreements and other documents required under the terms of the underwriting arrangements; provided however that no such underwriting arrangements shall be in conflict with any term or condition contained herein; and PROVIDED further, that no Investor shall be required to enter into any custody agreement or any power of attorney if it has made arrangements for delivery of the Registrable Securities to the underwriters and shall itself have executed the underwriting agreement. No Investor shall in any event be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Investor and such Investor's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters except as otherwise provided in Article II.

         1.8 DISCONTINUANCE OF DISPOSITIONS. Upon receipt of notice from the Company of the happening of any event of the kind described in Section 1.5.2 hereof, the Investors shall discontinue the disposition of their Registrable Securities pursuant to the Registration Statement until the Investors receive copies of a supplemented or amended prospectus as contemplated by such Section 1.4.4.

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                                   ARTICLE II
                                 INDEMNIFICATION

         2.1 INDEMNIFICATION BY COMPANY. The Company agrees to indemnify, to the extent permitted by law, each Investor, each Person who controls an Investor (within the meaning of the Securities Act), and their respective partners, shareholders, trustees, members, officers and directors against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to the Company by the Investors, and not promptly corrected by the Investors if initially inaccurate or incomplete, expressly for use in a Registration Statement, prospectus, amendment, supplement or related document. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Section 2.1 with respect to the indemnification of the Investors. The indemnity agreement contained in this Section 2.1 shall not apply to any amounts paid in settlement of any losses, claims, damages, liabilities and expenses resulting from any Violation if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed.

         2.2 INDEMNIFICATION BY INVESTORS. In connection with any Registration Statement pursuant to which an Investor is selling Registrable Securities, such Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and any of its officers who signs such Registration Statement and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any violation to the extent that the violation is caused by or contained in any information furnished in writing to the Company by such Investor, and not promptly corrected by the Investors if initially inaccurate or incomplete, expressly for use in such Registration Statement, prospectus, amendment, supplement or related document. This obligation to indemnify shall be individual, not joint and several, and shall be limited to the net amount of proceeds received by such Investor from the sale of Registrable Securities pursuant to the Registration Statement. The indemnity agreement contained in this Section 2.2 shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and expenses resulting from any violation if such settlement is effected without the consent of such Investor, which consent shall not be unreasonably withheld.

         2.3 PROCEDURES. Any Person entitled to indemnification under this
Article II shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such indemnified party in respect of which indemnity may be sought from an indemnifying party under this Article II, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party under this
Article II unless, and only to the extent that, such omission results in the indemnifying party's forfeiture of substantive rights or defenses or the indemnifying party is otherwise irrevocably prejudiced in defending such proceeding. In case

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any such action, claim or other proceeding shall be brought against any indemnified party for which indemnification is claimed pursuant to Section 2.1, and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Company; PROVIDED, that any such indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and an indemnified party, on the other hand, is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, (a) the Company has failed to assume the defense and employ counsel as provided herein, (b) the Company has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such indemnified party, a conflict or likely conflict exists between the Company, on the one hand, and such indemnified party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel). The Company shall not, without the prior written consent of an indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such indemnified party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

         2.4 SURVIVAL. The indemnification under this Article II shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party (within the meaning of the Securities Act) and shall survive the transfer of securities.

         2.5 CONTRIBUTION. In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Article II is made but it is found in a final judgment of a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Investors, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions which resulted in any such losses, claims, liabilities or costs, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined with reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or costs referred to above shall be deemed to include any legal or

                                      -9-
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other fees or expenses reasonably incurred by such party in connection with any investigation or proceedings.

                                  ARTICLE III
                                    COVENANTS

         3.1 CURRENT PUBLIC INFORMATION. The Company shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any Investor may reasonably request, all to the extent required to enable the Investors to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and pursuant to Form S-3 or any similar short form registration statement. Upon written request, the Company shall deliver to the Investors a written statement as to whether it has complied with such requirements.

         3.2 LISTING. On or before the tenth trading day after the date of this Agreement, the Company shall secure the listing of the Purchased Shares and, within 10 trading days of the exercise of the Warrant, the Warrant Shares, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Investor owns any of the Shares, will maintain such listing of the Shares. The Company shall use its best efforts to obtain and, so long as any Investor owns any of the Shares, maintain the listing and trading of its Common Stock on Nasdaq and shall comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and such exchanges, as applicable. Until an Investor transfers, assigns or sells all of the Shares owned by it, the Company will promptly provide to such Investor copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on Nasdaq or other principal exchange or quotation system on which the Common Stock is listed or traded.

         3.3 NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would cause the offering of the Shares to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

                                   ARTICLE IV
                                   DEFINITIONS

         Capitalized terms which are used in this Agreement without being defined have the same meanings that they are given in the Purchase Agreement. In addition, the following terms have these meanings:

         4.1 "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, assets or financial condition of the Company or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement, the

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Purchase Agreement, the Warrant, or under the agreements or instruments to be entered into or filed in connection herewith or therewith.

         4.2 "REGISTRABLE SECURITIES" means (A) the Purchased Shares issued and sold pursuant to the Purchase Agreement, (B) the Warrant Shares (up to the maximum number of Warrant Shares issuable pursuant to the Warrant), upon exercise of the Warrant and (C) any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to any of the foregoing.

         4.3 "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters' counsel fees) and other Persons (with the meaning of the Securities Act) retained by the Company.

         4.4 "REGISTRATION PERIOD" means the period between the date of this Agreement and the date which is the second anniversary of the date of this Agreement.

         4.5 "REGISTRATION STATEMENT" means a registration statement of the Company filed under the Securities Act.

         4.6 "VIOLATION" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in a Registration Statement pursuant to this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or "blue sky" laws or any other document or thing filed with any governmental entity, securities exchange or self regulatory organization, (ii) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

                                   ARTICLE V
                                  MISCELLANEOUS

         5.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to any conflict or choice of law provisions that would make applicable the domestic substantive law of any other jurisdiction. Each of the Company and each Investor hereby consents to the personal jurisdiction of the federal courts (or, if any such federal court is without jurisdiction, a state court) located in New York, New York in connection with any controversy related to this Agreement and waives any argument that venue in any such forum is inconvenient.

         5.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

         5.3 HEADINGS. The headings in this Agreement have been inserted for convenience of reference only and shall not alter or affect the meaning thereof.

         5.4 SEVERABILITY. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

         5.5 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein or in the Purchase Agreement or in the certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied upon by the Investors, notwithstanding any investigation made by the Investors or on the Investors' behalf, and shall survive the execution and delivery to the Investors hereof and thereof.

         5.6 ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and the Warrant (including all schedules and exhibits thereto, if any) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         5.7 AMENDMENTS. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

         5.8 NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (including facsimile transmission) addressed as provided below and if either (a) actually delivered at said address, (b) delivered by telephonic facsimile transmission, with evidence of receipt thereof, or (c) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

              If to the Company:        Breakaway Solutions, Inc.
                                        2 Seaport Lane
                                        Boston, Massachusetts 02210
                                        Fax: 617-275-3434
                                        Attention:  President

              With a copy to:           Hale and Dorr LLP
                                        60 State Street
                                        Boston, Massachusetts 02109
                                        Fax: 617-526-5000
                                        Attention: Thomas L. Barrette, Jr., Esq.

            If to an Investor:        To such Investor,
                                      C/o Capital Investment Corporation, Inc.
                                      350 Park Ave., 19th Floor
                                      New York, NY 10022
                                      Attn: Mr. Christopher R. Conner
                                      Fax: 212-583-1185

                                      AND

                                      CIC Ventures, Inc.
                                      11111 Santa Monica Blvd., Suite 1120
                                      Los Angeles, CA 90025
                                      Fax: 310-575-9882
Attention: Mr. Scott V. Ogilvie

                 With a copy to:      Foley & Lardner
                                      Century Park East, 36th Fl
                                      Los Angeles, CA 90067
                                      Fax: 310-557-8475
                                      Attention: James Nguyen and Susan Meyer

or in each case to such other address as either party shall specify in writing to the other party.

         5.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, any Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company, so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) or a qualified institutional buyer (within the meaning of Rule 144A) and agrees in writing to be bound by this Agreement. This provision does not limit any Investor's right to transfer the Shares pursuant to the terms of this Agreement or the Purchase Agreement or to assign such Investor's rights hereunder to any such transferee pursuant to the terms of this Agreement and the Purchase Agreement.

         5.10 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.

         5.12 EQUITABLE RELIEF. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement or the Purchase Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         5.13 TERMINATION. This Agreement and all rights hereunder shall terminate on the second anniversary of the date of this agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                               COMPANY:

                               BREAKAWAY SOLUTIONS, INC.

                               By: /s/ Gordon Brooks
                                   --------------------------------------------
                                   Name: Gordon Brooks
                                   Title: President and Chief Executive Officer

                                   INVESTORS:

                                   INVEST INC.

                                   By: /s/ Bader Al-Rezaihan
                                       ----------------------------------------
                                       Name: Bader Al-Rezaihan
                                       Title: President

                 Signature Page to Registration Rights Agreement